SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report
 Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

ITEX Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3625 – 132nd Ave SE, Suite 200, Bellevue, WA		98006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

          On November 20, 2006, ITEX Corporation and U.S. Bank entered into an Amendment to Loan Agreement and Note, whereby the maturity date of our $1.0 million line of credit facility from U.S. Bank was extended to November 30, 2007.  The maximum loan amount under our revolving credit facility was increased from $500,000 to $1,000,000 in January 2006.  There is no current outstanding balance on the line of credit.  In connection with the Amendment, ITEX paid a $1,250 extension fee.

          The foregoing summary of the Amendment is qualified in its entirety by the terms and provisions of the Amendment and the Revolving Credit Agreement, as amended. A copy of the Amendment is filed as Exhibit 10.1 to this report. A copy of the credit line increase amendment is filed as Exhibit 10.2 to this report.  Copies of the Revolving Credit Agreement and Note were attached as Exhibit 10.1 to our quarterly report on Form 10-QSB for the quarter ended January 31, 2005, filed March 3, 2005.

Item 2.03	Creation of a Direct Financial Obligation

          The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment to Loan Agreement and Note, dated as of November 15, 2006
10.2	Amendment to Loan Agreement and Note, dated as of January 24, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation
(Registrant)

Date: November 22, 2006
	By:	/s/ Steven White

Steven White
Chief Executive Officer